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                                                                    EXHIBIT 10.3


                   GEAC COMPUTER CORPORATION LIMITED ("GEAC")
                               STOCK OPTION PLAN V

MADE as of the 15th day of September, 1992; amended as of the 4th day of July, 1996; and further amended as of the 10th day of September, 1996; and further amended as of the 30th day of October, 1997; and further amended as of the 31st day of October, 1997; and further amended as of the 10th day of March, 1998.

1.       PREFACE

         1.1 Geac has authorized capital consisting of an unlimited number of Common Shares.

         1.2 All such issued and outstanding Common Shares are currently listed for trading on the Toronto Stock Exchange.

         1.3 Geac previously established a plan with formal effect from November 23, 1987 whereby options were to be granted from time to time to Employees to purchase from treasury Common Shares of Geac, all as set forth in an agreement dated January 1, 1988 (hereinafter called "Plan IV").

         1.4 Without termination of Plan IV, Geac desires to establish a new plan whereby options shall be granted to Employees and Directors to purchase Common Shares.

         1.5 The Board of Geac determined by resolution dated the 15th day of September, 1992 to create the Geac Stock Option Plan V (hereinafter called the "Plan") and to grant options to Employees to purchase Common Shares.

         1.6 The Board amended said Plan as of the 4th day of July, 1996, by changing the number of options in the Plan from a percentage to a fixed number and, accordingly, deleting the reference to an expiry date; all of which changes were made to ensure that the Plan complied with the Toronto Stock Exchange revised policy on Company Share Incentive Arrangements.

         1.7 The Board further amended said Plan as of the 10th day of September, 1996, with confirmation of the shareholders, by making Directors of Geac eligible to participate in the Plan.

         1.8 The Board further amended said Plan as of the 30th day of October, 1997, with confirmation of the shareholders, by increasing the aggregate number of Common Shares reserved for issuance by One Million Five Hundred Thousand (1,500,000) to Four Million One Hundred and Twenty-Two Thousand Six Hundred and Fifty (4,122,650) Common Shares (representing fourteen (14%) percent of the issued capital of the Corporation).

         1.9 The Plan was further amended by a subdivision of the Common Shares of the Corporation approved by the Shareholders on September 16, 1997, and which subdivision became effective October 31, 1997, thereby increasing the aggregate number of Common Shares reserved for issuance to Eight Million Two Hundred and Forty Five-Thousand Three Hundred (8,245,300) Common Shares.

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         1.10     The Board further amended the Plan on March 10, 1998 to more fully give effect to the shareholder's resolution dated on the 16th day of September, regarding the subdivision of Common Shares.

2.       NAME AND PURPOSE OF PLAN

         This Plan shall be known as the Geac Computer Corporation Limited Stock Option Plan V. The purpose of the Plan shall be to govern the options which may be granted at any time by Geac to certain Employees or Directors to purchase Geac's Common Shares from treasury.

3.       INTERPRETATION

         3.1      In the Plan the following terms have the following meanings:

         (a)      "ADMINISTRATION COMMITTEE" means the committee referred to in
                  Section 4 hereof;
         (b)      "BOARD" means the board of directors of the Corporation;
         (c) "CORPORATION" or "GEAC" means Geac Computer Corporation Limited, its successors and assigns;
         (d) "COMMON SHARES" means common shares without par value of Geac not redeemable and subject to no restrictions other than those applying to all shares of that class;
         (e) "DIRECTOR(S)" means a member of the board of directors of the Corporation;
         (f) "EMPLOYEE(S)" means a bona fide full time Employee of the Corporation or of a subsidiary;
         (g) "MEMBER SHARES" means the Common Shares purchased by an Employee or Employees or a Director or Directors under the Plan;
         (h) "PLAN" means this Stock Option Plan, to be known as Geac Computer Corporation Limited Stock Option Plan V; and
         (i) "PLAN MEMBER" means an Employee or Director who has been granted options to purchase Common Shares in accordance with the Plan.

         3.2 In this Plan, unless the context requires otherwise, references to the male gender include the female gender, words importing the singular number may be construed to extend to and include the plural number, and words importing the plural number may be construed to extend to and include the singular number.

4.       ADMINISTRATION COMMITTEE

         4.1 The Plan shall be administered by a committee of the Board, which shall consist of: (a) the Chairman of the Board of the Corporation; (b) the President of the Corporation or Vice-Chairman of the Board of the Corporation, who shall be "ex-officio"; and (c) one or more Directors of the Corporation who are not Employees of the Corporation and who shall be appointed by the Board. The

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                  initial appointment or appointments to the Administration
                  Committee shall be made at the meeting of the Board at which the Plan is approved by the Board; a member of the Administration Committee so appointed shall continue to serve until the Plan is terminated or until he/she ceases to be a Director or resigns as a member of the Administration Committee. The Board may from time to time make additional appointments to the Administration Committee so long as there shall be at least one member of the Administration Committee who is not an Employee.

         4.2 The quorum for meetings of the Administration Committee shall be a majority of its members then in office. Meetings of the Administration Committee shall be held in accordance with the provisions of the by-laws of the Corporation governing meetings of the Board; provided the Administration Committee may from time to time by resolution make, amend and repeal rules and regulations, not inconsistent with the Plan and the by-laws of the Corporation, which it may deem advisable or necessary for the proper administration and operation of the Plan.

5.       COMMON SHARES SUBJECT TO THE PLAN

         5.1 The maximum number of Common Shares reserved for issuance under this Plan shall not exceed Eight Million Two Hundred and Forty-Five Thousand Three Hundred (8,245,300) Common Shares and the aggregate number of Common Shares for issuance to any one person shall not exceed 5% of the outstanding issue (on a non-diluted basis) provided that:

                  (a) the number of shares reserved for issuance pursuant to stock options granted to insiders shall not exceed 10% of the outstanding issue;

                  (b) the issuance to insiders, within a one-year period, of a number of shares shall not exceed 10% of outstanding issue; and

                  (c) the issuance to any one insider and such insider's associates, within a one-year period, of a number of shares shall not exceed 5% of the outstanding issue.

         5.2 Notwithstanding the foregoing, in the event that the Common Shares are at any time changed as a result of a subdivision, consolidation, reclassification or any other relevant change in the authorized or issued capital of the Corporation, the maximum number of Common Shares reserved for issuance under this Plan, and the number and the price payable for any Common Shares that are subject to options then granted, shall be adjusted according to such change by the Board or the Administration Committee.

6.       ELIGIBILITY FOR AND CREATION AND ISSUANCE OF OPTIONS

         6.1 Options to purchase Common Shares shall be granted to Employees or Directors by the Board upon the advice of the Administration Committee from time to time.
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         6.2      All Employees or Directors, except for Employees or Directors who beneficially own in excess of ten percent (10%) of the voting shares of Geac issued and outstanding at such time, are eligible to receive the grant of options under the Plan. The identity of Employees or Directors to whom options are to be granted, the number of Common Shares in respect of which options are to be granted, and the time or times at which options shall vest and may be exercised shall be determined by the Board on the advice of the Administration Committee.

         6.3 All options shall be for the purchase from treasury of new and previously unissued Common Shares. Each option shall be exercisable at an option price equal to the closing market price for the Common Shares on The Toronto Stock Exchange on the business day on which such option is granted or, if no trade for the Common Shares takes place on that day, the average of the closing Bid and Ask prices on that day.

         6.4 No options shall be exercisable by an Employee or Director prior to the date on which the Board, in granting such options, has determined such options shall vest, except as provided in Sections 8 and 9 hereof.

7.       TIME AND MANNER OF EXERCISE

         An Employee or Director may exercise any options granted in accordance with this Plan, at any time or times not earlier than the day on which the Board has determined such options shall vest and not later than the day five years thereafter, but in no circumstances later than ten years after the date of grant, by notice in writing to Geac accompanied by a cheque payable to Geac for the full amount of option price.

8.       STATUS OF OPTIONS ON TERMINATION

         8.1 From and after the date on which a Plan Member ceases to be an Employee or a Director, as the case may be, whether such employment is terminated by Geac or a subsidiary for reasons other than "cause"; a Director is not re-elected; or by the voluntary resignation of the Employee or Director, except as a result of death of the Employee or Director, such Employee or Director shall have ninety days to exercise all options which have theretofore become vested but remain unexercised but shall have no right to exercise options which shall not have vested. Except as otherwise provided in this Section 8, all options granted under this Plan to an Employee or Director which are not exercised within such ninety days after the day on which the individual ceases to be an Employee or Director shall be terminated, canceled and no longer exercisable by a Plan Member. In the case of termination for "cause" of an Employee, such Employee shall have seven days in place of the ninety days set out above.

         8.2 Notwithstanding the above, from and after the date on which a Plan Member ceases to be an Employee or Director only by reason of death, his/her legal personal representative shall have one year from the date of death to exercise all options which have theretofore become vested but remain unexercised.

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                  Notwithstanding any other terms regarding the vesting of
                  options, upon death of the Plan Member all options which but for this clause have not vested shall automatically vest. All options granted under this Plan to an Employee or Director which are not exercised within such one year period after the day on which the individual ceases to be an Employee or Director, shall be terminated, canceled and no longer exercisable by representatives of the deceased Plan Member.

9.       STATUS OF OPTIONS ON CHANGE OF CONTROL

         Upon the sale or other disposition of any of the shares of Geac, either by existing shareholders or from Treasury, or upon the sale or other disposition of the assets and business of Geac and/or its subsidiaries, or a substantial portion thereof, or upon the happening of any other event, with the result that there is a change in the "effective control" over Geac and/or its assets and business, all options theretofore granted to Plan Members under this Plan, which are not yet vested, shall vest forthwith and all Plan Members shall have ninety days to exercise all options which have theretofore vested in accordance with the Plan. All such options which are not exercised within such ninety day period shall be terminated, cancelled and no longer exercisable.

10.      NON-TRANSFERABILITY OF OPTION

         The options granted hereunder shall be personal to the Plan Member to whom such are granted and shall not be assigned, pledged or otherwise transferred or encumbered in any manner whatsoever, except:

         (a)      to the estate of a deceased Plan Member as provided for in
                  Section 8 hereof; or

         (b) as may be approved by both the Administration Committee and the applicable stock exchange on which the Common Shares are listed.

11.      ISSUANCE OF SHARES

         On receipt by Geac of a notice from any Plan Member exercising options granted pursuant to the Plan together with the option price in full, Geac shall issue to the Plan Member the number of Common Shares of Geac, in respect of which options are being exercised, from the authorized but unissued Common Shares of Geac which have been set aside for the exercise of the options granted pursuant to the Plan. The transfer agent and registrar of the Common Shares of Geac will issue to each such shareholder a certificate representing the shares in respect of which an option has been exercised.

12.      STOCK EXCHANGE LISTING

         Geac shall use its best efforts to ensure that all of the Common Shares to be acquired pursuant to the exercise of options granted hereunder shall be listed for trading on one or more stock exchanges.
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13.      CONFIDENTIALITY

         The Plan Member agrees that all information relating to the affairs of Geac and its subsidiaries, including all information relating to clients and projects undertaken for clients, shall at all times (both during the period he/she is an Employee or Director and at any time thereafter) and for all purposes be held by such Plan Member in a fiduciary capacity and solely for the benefit of Geac. The Employee or Director agrees that during such times he/she will not use for his/her own purpose any such information, or disclose, divulge or communicate orally, in writing or otherwise to any person any such information.

14.      NOTICE

         Any notice required or permitted to be given hereunder to Geac shall be in writing mailed by registered mail, postage prepaid, or delivered to Geac at the address set forth below:

                  Geac Computer Corporation Limited
                  11 Allstate Parkway, Suite 300
                  Markham, Ontario L3R 9T8

                  ATTENTION: PRESIDENT

         or at such address as Geac may have designated by notice given to the Plan Members at the address shown from time to time in the employment records or corporate records of Geac. Any notice so mailed shall not be deemed to have been given until actually received by Geac.

15.      ACKNOWLEDGEMENT

         Each Plan Member, by signing an acknowledgment of receipt of a copy of this Plan and in consideration of the grant to him/her of the options herein provided for, confirms that he/she agrees with, and will be bound by the terms and conditions of this Plan.

16.      MISCELLANEOUS

         16.1 Time shall be of the essence of this Plan. This Plan shall be governed by and construed in accordance with the laws of the province of Ontario, Canada.

         16.2 Although this Plan and the options granted hereunder shall not be assignable, this Plan shall enure to the benefit of and be binding upon the heirs, executors and administrators of the Plan Member and the successors of Geac.

GEAC COMPUTER CORPORATION LIMITED

By:               "SHELLY R. ISENBERG"
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                    Vice-President
                    General Counsel
Title:
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Date:             MARCH 10, 1998
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